SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 1, 2007

ENERGIZER HOLDINGS, INC.

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(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
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(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

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(Address of Principal Executive Offices)                  (Zip Code)

(314) 985-2000

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On October 1, 2007, Energizer Holdings, Inc. (“Energizer”) acquired all of the issued and outstanding shares of common stock of Playtex Products, Inc. (“Playtex”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2007, among Playtex, Energizer and ETKM Inc., a wholly-owned subsidiary of Energizer. Under the terms of the Merger Agreement, ETKM merged with and into Playtex (the “Merger”), all outstanding shares of common stock of Playtex were converted into the right to receive $18.30 per share in cash (the “Merger Consideration”), and Playtex became a wholly-owned subsidiary of Energizer.  The Merger Agreement also provided for the cancellation of outstanding restricted stock unit awards and shares of restricted stock, and for the payment, to each holder, of an amount equal to the Merger Consideration multiplied by the number of restricted stock units or the number of shares of restricted stock.  In addition, all outstanding stock options were cancelled and each holder will be paid an amount equal to the number of shares underlying the option multiplied by the difference between the Merger Consideration and the exercise price of the option. In connection with the execution of the Merger Agreement, the Company concurrently entered into a Stockholder Agreement (the “Stockholder Agreement”) with the directors, certain officers and certain stockholders of Playtex who beneficially owned approximately 11% of Playtex’s outstanding common stock.  In the Stockholder Agreement, each director, certain officers and certain stockholders of Playtex agreed that their shares of Playtex common stock would be voted in favor of the Merger. No other material relationship exists or existed between the former shareholders of Playtex and Energizer or any of its affiliates, directors or officers, or any associates of any directors or officers.

Approximately $1,255,000,000 was required to fund and consummate the Merger. In addition, on October 1, 2007, Energizer repaid approximately $635,000,000 of outstanding Playtex notes as well as borrowings under Playtex’ revolving credit facility, as provided in the Merger Agreement.  The source of funds for the consideration was primarily Energizer’s previously announced $1.5 billion Term Loan Credit Agreement, with JP Morgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citibank, N.A. as Documentation Agent, as well as funds from operations and other pre-established credit facilities.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2007, Energizer entered into a $1.5 billion Term Loan Credit Agreement, with JP Morgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citibank, N.A. as Documentation Agent, which was previously reported in Energizer’s Form 8K Current Report filed September 18, 2007. In connection with the transactions described above under Item 2.01, Energizer, on October 1, 2007, borrowed $1,500,000,000 under the terms of the Term Loan Credit Agreement.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The consolidated financial statements of Playtex Products, Inc., as required, will filed by amendment to this Current Report on or before December 17, 2007.

(b) Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Current Report on or before December 17, 2007.

(d) Exhibits.

2.1

Agreement and Plan of Merger dated as of July 12, 2007, among Energizer Holdings, Inc., ETKM, Inc., a Delaware corporation and wholly-owned subsidiary of Energizer, and Playtex Products, Inc.  (incorporated by reference to Exhibit 2.1 to Energizer's Form 8-K filed July 13, 2007).

10.1

Term Loan Credit Agreement dated September 14, 2007among Energizer Holdings, Inc.,JP Morgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citibank, N.A. as Documentation Agent, and the other lenders named therein (incorporated by reference to Exhibit 10.1 to Energizer's 8-K filed September 18, 2007).

99.1	Stockholder Agreement dated as of July 12, 2007 and the individuals and other parties listed therein (incorporated by reference to Exhibit 2.1 to Energizer's Form 8-K filed July 13, 2007).
99.2	Press release of Energizer Holdings, Inc. dated October 1, 2007 (incorporated by reference to Exhibit 99.1 to Energizer's 8-K filed October 1, 2007)

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: October 5, 2007